                                                                    EXHIBIT 12.1

                             OUTDOOR SYSTEMS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 ($000 OMITTED)

                                                 YEAR ENDED DECEMBER 31,
                              --------------------------------------------------------------      SIX MONTHS ENDED
                                                                               1995                JUNE 30, 1996
                                                                      ----------------------   ----------------------
                               1991      1992      1993      1994     HISTORICAL   PRO FORMA   HISTORICAL   PRO FORMA
                              -------   -------   -------   -------   ----------   ---------   ----------   ---------
Earnings (loss) before taxes
  and extraordinary loss....  $(4,254)  $(1,009)  $   338   $ 3,054    $  3,086     $(7,310)    $  4,975     $(5,787)
                              -------   -------   -------   -------   ----------   ---------   ----------   ---------
Fixed charges:
  Interest..................    7,657     9,526    11,894    16,393      17,199      69,035        7,929      34,518
  Rent......................    2,352     2,945     3,252     3,323       4,511      25,383        2,428      12,864
                              -------   -------   -------   -------   ----------   ---------   ----------   ---------
         Total fixed
           charges..........   10,009    12,471    15,146    19,716      21,710      94,418       10,357      47,382
                              -------   -------   -------   -------   ----------   ---------   ----------   ---------
Adjusted earnings...........  $ 5,755   $11,462   $15,484   $22,770    $ 24,796     $87,108     $ 15,332     $41,595
                              ========  ========  ========  ========  =========    ==========  =========    ==========
Ratio of earnings to fixed
  charges...................      .57x      .92x     1.02x     1.15x       1.14x        .92x        1.48x        .88x
                              ========  ========  ========  ========  =========    ==========  =========    ==========
Deficiency in fixed charge
  coverage..................  $ 4,254   $ 1,009                                     $ 7,310                  $ 5,787
                              ========  ========                                   ==========               ==========
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